UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant Rule 14a-12

NORDSON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903

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Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on March 4, 2025 For Shareholders of record as of January 3, 2025

Nordson Corporation

Annual Meeting of Shareholders

Tuesday, March 4, 2025 9:00 AM, Eastern Time

Annual Meeting to be held via a live audio webcast on the Internet - please visit www.proxydocs.com/NDSN for more details.

You must register to attend the meeting online and/or participate at www.proxydocs.com/NDSN

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/NDSN

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before February 21, 2025.

To order paper materials, use one of the following methods.

Internet:

www.investorelections.com/NDSN

Call:

1-866-648-8133

Email:

paper@investorelections.com

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

SEE REVERSE FOR FULL AGENDA
Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Nordson Corporation Annual Meeting of Shareholders
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL

1.	To elect as director four nominees named in this Proxy Statement and recommended by the Board of Directors;

1.01 Annette K. Clayton

1.02 John A. DeFord

1.03 Jennifer A. Parmentier

1.04 Victor L. Richey, Jr.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025;

3.	To approve, on an advisory basis, the compensation of our named executive officers;

4.	The transaction of such other business as may properly come before the meeting or any adjournment or postponement.